UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2021 (January 11, 2021)

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 11, 2021, Clovis Oncology, Inc. (the “Company”) issued a press release announcing certain unaudited preliminary financial results for the quarter and fiscal year ended December 31, 2020. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 of Form 8-K and the information incorporated by reference herein, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

The Company will participate in the 39th Annual J.P. Morgan Healthcare Conference on January 11-14, 2021. The Company’s President and Chief Executive Officer, Patrick J. Mahaffy, will make a presentation on Tuesday, January 12, 2021 at 4:30 p.m. ET using the slides attached to this Current Report on Form 8-K as Exhibit 99.2 (the “Conference Slides”), which is incorporated herein by reference. The presentation will address, among other things, the Company’s products and clinical development programs. The information contained in the Conference Slides is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise this information.

The information in this Item 7.01 of Form 8-K and the information incorporated by reference herein, including Exhibit 99.2 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On January 11, 2021, the Company announced preliminary estimated unaudited global product revenues for Rubraca in the range of $43.0 million to $43.5 million for the quarter ended December 31, 2020 (which included estimated U.S. product revenues in the range of $36.3 million to $36.7 million and estimated ex-U.S. product revenues in the range of $6.5 million to $6.8 million for such quarter) and $164.2 million to $164.7 million for the year ended December 31, 2020. On January 11, 2021, the Company also announced that it had approximately $240 million (preliminary unaudited) in cash and cash equivalents as of December 31, 2020. The financial information presented herein is preliminary and is subject to adjustment as a result of completion of customary quarterly review and audit procedures.

The Company also announced that in December 2020 it filed with the FDA two Investigational New Drug applications (“IND”) for FAP-2286 labeled with gallium-68 (68Ga-FAP-2286) for imaging and FAP-2286 labeled with lutetium-177 (177Lu-FAP-2286) for treatment. The INDs are under review by the FDA and will become effective pending submission of 68Ga-FAP-2286 CMC data from clinical sites. The Company intends to initiate the FAP-2286 clinical development program in the first half of 2021 with the LuMIERE Phase 1 study.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release, dated January 11, 2021.

99.2	Conference Slides used in connection with the Company’s presentation at the 39th Annual J.P. Morgan Healthcare Conference.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2021

CLOVIS ONCOLOGY, INC.

By:	/s/ Paul Gross
Name:	Paul Gross
Title:	Executive Vice President and General Counsel